Exhibit 10.1

                            FIRST AMENDMENT TO
                          BPC HOLDING CORPORATION
                          2002 STOCK OPTION PLAN

     The undersigned, James M. Kratochvil, hereby certifies that he is the duly appointed Executive Vice President, Chief Financial Officer, Treasurer and Secretary of BPC Holding Corporation, a Delaware corporation (the "COMPANY"), and does further certify, solely in his capacity as an officer of the Company and not in an individual capacity, on behalf of the Company that the following First Amendment to BPC Holding Corporation 2002 Stock Option Plan (this "FIRST AMENDMENT") was duly adopted by the Board of Directors of the Company at a meeting held on April 30, 2003 and by the stockholders of the Company by Written Consent in Lieu of Meeting of Stockholders dated May 1, 2003:

     WHEREAS, on April 30, 2003, the Board of Directors approved the addition of a provision to the 2002 Stock Option Plan (the "PLAN") regarding Section 162(m) of the Internal Revenue Code and a change to the definition of "Initial Vesting Date" in the Plan; and

     WHEREAS, the stockholders of the Company approved such amendments by Written Consent in Lieu of Meeting of Stockholders dated May 1, 2003.

     NOW, THEREFORE, the Plan is hereby amended as follows:

1. All terms used herein that are defined in the Plan and not otherwise defined or amended herein are used herein as defined in the Plan.


2. Section 4.1 is hereby amended by adding the following sentence after the last sentence in such section:

               "Subject to the overall limitations set forth in the first 2 sentences of this Section 4.1, Shares may be issued up to such maximum numbers pursuant to one or more Options or ISOs; provided, however, that from and after the date the Company becomes subject to the deduction limit imposed by Section 162(m) of the Code, Options and ISOs with respect to no more than 437,566 Shares may be granted to any one individual grantee during any one calendar year period."


3. Section 6.1 is hereby amended by deleting such section in its entirety and replacing such section with the following:

               "Unless earlier terminated pursuant to the terms of the Plan or an Agreement, or as otherwise provided in an Agreement, each Escalating Priced Option shall vest and become exercisable with respect to ten percent of the Shares subject to such Option on the last day of the Company's fiscal year in which the Option is granted (the "Initial Vesting Date"), with respect to an additional twenty percent of the Shares subject to such Option on each of the first four anniversaries of the Initial Vesting Date and with respect to the final ten percent of the Shares subject to the Option on the fifth anniversary of the date on which the Option is granted."


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4. It is hereby acknowledged and confirmed that the Plan is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date of this First Amendment all references in any related document to the "Plan", "thereto", "thereof", "thereunder" or words of like import referring to the Plan shall mean the Plan as amended by this First Amendment.





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IN WITNESS WHEREOF, the undersigned has hereunto signed his name, on behalf of the Company and not in an individual capacity, as of May 1, 2003.


                                        BPC HOLDING CORPORATION


                                        By: /S/ JAMES M. KRATOCHVIL
                                           ------------------------------
                                           Name: James M. Kratochvil
                                           Title: Executive Vice President,
                                           Chief Financial Officer,
                                           Treasurer and Secretary